Exhibit 99.1

For further information, contact:

Jeff Palmer	Louise Kehoe
Investor Relations	Ogilvy PR/ Marvell
408-222-8373	650-544-5070
jpalmer@marvell.com	louise.kehoe@ogilvypr.com

Marvell Technology Reports Fiscal Third Quarter Results

•                  F3Q09 Revenue: $791 Million, up 4% Year-on-Year

•                  F3Q09 Net Income: $71 Million (GAAP), $145 Million (non-GAAP)

•                  F3Q09 EPS: $0.11 (GAAP), $0.23 (non-GAAP)

•                  F3Q09 Free Cash Flow: $246 Million

Santa Clara, California (December 2, 2008) — Marvell Technology Group Ltd. (NASDAQ: MRVL), a leader in storage, communications and consumer silicon solutions, today reported financial results for the third quarter of fiscal year 2009, ended November 1, 2008.

Net revenue for the third quarter of fiscal 2009 was $791.0 million, an increase of 4 percent over $758.2 million in the third quarter of fiscal 2008, ended October 27, 2007, and a 6 percent sequential decrease from $842.6 million in the second quarter of fiscal 2009, ended August 2, 2008.

“The results for our third quarter were in-line with our revised expectations, however we continue to experience limited visibility into the near-term demand for our products,” said Dr. Sehat Sutardja, Marvell Chairman and Chief Executive Officer.  “We are taking the appropriate steps to better align our operating expenses to reflect the challenging business environment we face.  Our results in our third quarter demonstrate initial progress toward these goals.”

Marvell reports net income (loss), basic and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis as outlined below.  Reconciliations of GAAP net income (loss) to non-GAAP net income for the three and nine months ended November 1, 2008 and October 27, 2007 appear in the financial statements below.  Non-GAAP net income, where applicable, excludes the effect of stock-based compensation, amortization and write-offs of acquired intangible assets and restructuring costs.

GAAP net income was $70.9 million, or $0.11 per share (diluted), for the third quarter of fiscal 2009, compared with a GAAP net loss of $6.4 million, or a loss of $0.01 per share for the third quarter of fiscal 2008.  In the second quarter of fiscal 2009 GAAP net income was $71.4 million, or $0.11 per share (diluted).

Non-GAAP net income increased to $145.3 million, or $0.23 per share (diluted) for the third quarter of fiscal 2009, a 69 percent increase compared with non-GAAP net income of $86.2 million, or $0.14 per share (diluted) for the third quarter of fiscal 2008 and a decrease of 6 percent from non-GAAP net income of $154.0 million, or $0.24 per share (diluted) for the second quarter of fiscal 2009.

Non-GAAP gross margin for the third quarter of fiscal 2009 was 52.3 percent, compared to non-GAAP gross margin of 52.3 percent for the second quarter of fiscal 2009 and non-GAAP gross margin of 48.3 percent for the third quarter of fiscal 2008.

Shares used to compute GAAP net income per diluted share, for the third quarter of fiscal 2009 were 631 million shares, compared with 591 million shares in the third quarter of fiscal 2008 and 638 million shares in the second quarter of fiscal 2009.  Shares used to compute non-GAAP net income per diluted share for the third quarter of fiscal 2009 were 633 million shares compared with 631 million shares for the third quarter of fiscal 2008 and 640 million shares for the second quarter of fiscal 2009.

Cash flow from operations for the third quarter of fiscal 2009 was $258.5 million, up 41 percent sequentially from the $182.9 million reported in the second quarter of fiscal 2009.  Free cash flow, defined as cash flow from operations, less investments in property, plant and equipment, was $245.7 million, up 47 percent sequentially from the $166.9 million reported in the second quarter of fiscal 2009.

Conference Call

Marvell will be conducting a conference call on December 2, 2008 at 1:45 p.m. PST to discuss results for the third quarter of fiscal 2009.  Interested parties may dial-in to the conference call at 1-866-700-7173, pass-code 97916114.  The call is being webcast by ThomsonReuters and can be accessed at Marvell’s website under the Investor Events section of the Investor Relations page at http://www.marvell.com/investors/events.jsp.  Replay of the call can be accessed by dialing 1-888-286-8010, and referring to conference code 42768501 until midnight December 9, 2008.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude stock-based compensation expense as well as charges related to acquisitions and other charges and gains that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core operating performance.  Non-GAAP earnings per share is calculated by dividing non-GAAP net income by non-GAAP weighted average shares outstanding (diluted).  For purposes of calculating non-GAAP earnings per share, the GAAP weighted average shares outstanding (diluted) is adjusted to exclude the potential benefits of compensation costs expected to be incurred in future periods, but not yet recognized in the financial statements.  The expected compensation costs are treated as proceeds assumed to be used to repurchase shares under the GAAP treasury stock method and also include the dilutive/antidilutive effects of warrants, common stock options and restricted stock.

Marvell believes that the presentation of non-GAAP financial measures provide important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations.  While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial measures.  Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.  For further information regarding why Marvell believes that these non-GAAP measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to Marvell’s Current Report on Form 8-K filed today with the SEC.  The Form 8-K is available on the SEC’s website at www.sec.gov as well as on the Marvell website in the Investor Relations section at www.marvell.com.

About Marvell

Marvell Technology (NASDAQ: MRVL) is a global leader in the development of storage, communications and consumer silicon solutions.  Marvell’s diverse product portfolio includes switching, transceiver, communications controller, wireless, and storage solutions that power the entire communications infrastructure, including enterprise, metro, home, and storage networking.  As used in this release, the terms “Company” and “Marvell” refer to Marvell Technology Group Ltd. and its subsidiaries.  For more information visit www.marvell.com

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding the near-term demand for our products and our expected progress toward aligning our operating expenses to the business environment we face and statements concerning the Company’s use of non-GAAP net income and net income per share as important supplemental information.  These statements are not guarantees of results and should not be considered as an indication of future performance.  Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties, including, among others, the Company’s reliance on major customers and suppliers; market acceptance of new products; and other risks detailed in Marvell’s SEC filings.  When Marvell files its Form 10-Q for the third quarter of fiscal 2009, the financial statements may differ from the results disclosed in this press release because judgments and estimates that management used in preparing the financial results reported in this press release may need to be updated to the date of the filing.  The Company’s results also remain subject to review by the Company’s independent registered public accounting firm.  For other factors that could cause Marvell’s results to vary from expectations, please see the risk factors identified in the Marvell’s latest Quarterly Report on Form 10-Q for the quarter ended August 2, 2008 and Current Reports on Form 8-K, as filed with the SEC and other factors detailed from time to time in Marvell’s filings with the SEC.  Marvell undertakes no obligation to revise or update publicly any forward-looking statements.

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended			Nine Months Ended
	November 1,	August 2,	October 27,	November 1,	October 27,
	2008	2008	2007	2008	2007

Net revenue	$791,046	$842,575	$758,246	$2,437,696	$2,050,007
Cost of goods sold	379,137	405,913	396,209	1,173,892	1,059,156
Gross profit	411,909	436,662	362,037	1,263,804	990,851
Operating expenses:
Research and development	234,222	249,714	252,205	722,411	722,532
Selling and marketing	41,158	41,834	46,423	129,080	150,757
General and administrative	28,869	30,989	32,537	72,809	90,300
Amortization of acquired intangible assets	34,814	34,988	37,311	105,049	111,924
Total operating expenses	339,063	357,525	368,476	1,029,349	1,075,513
Operating income (loss)	72,846	79,137	(6,439)	234,455	(84,662)
Interest and other income (expense), net	11,543	(754)	(9,409)	6,097	(27,308)
Income (loss) before income taxes	84,389	78,383	(15,848)	240,552	(111,970)
Provision (benefit) for income taxes	13,443	7,016	(9,412)	28,300	3,750
Net income (loss)	$70,946	$71,367	$(6,436)	212,252	$(115,720)

Basic net income (loss) per share	$0.12	$0.12	$(0.01)	$0.35	$(0.20)
Diluted net income (loss) per share	$0.11	$0.11	$(0.01)	$0.34	$(0.20)

Shares used in computing basic earnings per share	611,945	606,860	590,759	606,676	588,573
Shares used in computing diluted earnings per share	630,810	637,832	590,759	630,997	588,573

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended				Three Months Ended
	November 1, 2008				October 27, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenue	$791,046	$—		$791,046	$758,246	$—		$758,246
Cost of goods sold	379,137	1,795	(a)	377,342	396,209	4,326	(a)(b)	391,883
Gross profit	411,909	1,795		413,704	362,037	4,326		366,363
Gross margin	52.1%			52.3%	47.7%			48.3%
Operating expenses:
Research and development	234,222	30,607	(a)	203,615	252,205	39,989	(a)	212,216
Selling and marketing	41,158	6,896	(a)	34,262	46,423	6,949	(a)	39,474
General and administrative	28,869	280	(a)	28,589	32,537	4,092	(a)	28,445
Amortization of acquired intangible assets	34,814	34,814	(b)	—	37,311	37,311	(b)	—
Total operating expenses	339,063	72,597		266,466	368,476	88,341		280,135
Operating income (loss)	72,846	74,392		147,238	(6,439)	92,667		86,228
Interest and other income (expense), net	11,543	—		11,543	(9,409)	—		(9,409)
Income (loss) before income taxes	84,389	74,392		158,781	(15,848)	92,667		76,819
Provision for income taxes	13,443	—		13,443	(9,412)	—		(9,412)
Net income (loss)	$70,946	$74,392		$145,338	$(6,436)	$92,667		$86,231

Basic net income (loss) per share	$0.12			$0.24	$(0.01)			$0.15
Diluted net income (loss) per share	$0.11			$0.23	$(0.01)			$0.14

Shares used in computing basic earnings per share	611,945			611,945	590,759			590,759
Shares used in computing diluted earnings per share	630,810			632,550	590,759			630,613

(a) Consists of

For three months ending November 1, 2008, employee stock-based compensation expense of $1,795 for cost of goods sold, $30,607 for research and development, $6,896 for selling and marketing and $280 for general and administrative.

For three months ending October 27, 2007, employee stock-based compensation expense of $4,326 for cost of goods sold, $39,989 for research and development, $6,949 for selling and marketing and $4,092 for general and administrative.

(b) Consists of

For three months ending November 1, 2008, amortization of intangible assets related to previous acquisitions.

For three months ending October 27, 2007, amortization of intangible assets related to previous acquisitions.

Marvell Technology Group Ltd.

Reconciliation of Non-GAAP Adjustments

(Unaudited)

(In thousands, except per share amounts)

	Nine Months Ended				Nine Months Ended
	November 1, 2008				October 27, 2007
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP

Net revenue	$2,437,696	$—		$2,437,696	$2,050,007	$—		$2,050,007
Cost of goods sold	1,173,892	8,623	(a)	1,165,269	1,059,156	10,619	(a)	1,048,537
Gross profit	1,263,804	8,623		1,272,427	990,851	10,619		1,001,470
Gross margin	51.8%			52.2%	48.3%			48.9%
Operating expenses:
Research and development	722,411	93,537	(a)	628,874	722,532	106,622	(a)	615,910
Selling and marketing	129,080	20,403	(a)	108,677	150,757	25,097	(a)	125,660
General and administrative	72,809	9,868	(a)	62,941	90,300	18,682	(a)	71,618
Amortization of acquired intangible assets	105,049	105,049	(b)	—	111,924	111,924	(b)	—
Total operating expenses	1,029,349	228,857		800,492	1,075,513	262,325		813,188
Operating income (loss)	234,455	237,480		471,935	(84,662)	272,944		188,282
Interest and other income (expense), net	6,097	—		6,097	(27,308)	—		(27,308)
Income (loss) before income taxes	240,552	237,480		478,032	(111,970)	272,944		160,974
Provision for income taxes	28,300	—		28,300	3,750	—		3,750
Net income (loss)	$212,252	$237,480		$449,732	$(115,720)	$272,944		$157,224

Basic net income (loss) per share	$0.35			$0.74	$(0.20)			$0.27
Diluted net income (loss) per share	$0.34			$0.71	$(0.20)			$0.25

Shares used in computing basic earnings per share	606,676			606,676	588,573			588,573
Shares used in computing diluted earnings per share	630,997			631,165	588,573			631,544

(a) Consists of

For nine months ending November 1, 2008, employee stock-based compensation expense of $8,623 for cost of goods sold, $93,537 for research and development, $20,403 for selling and marketing and $9,868 for general and administrative

For nine months ending October 27, 2007, employee stock-based compensation expense of $10,619 for cost of goods sold, $106,622 for research and development, $25,097 for selling and marketing and $18,682 for general and administrative

(b) Consists of

For nine months ending November 1, 2008, amortization of intangible assets related to previous acquisitions.

For nine months ending October 27, 2007, amortization of intangible assets related to previous acquisitions.

Marvell Technology Group Ltd.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	November 1,	February 2,
	2008	2008
Assets
Current assets:
Cash, cash equivalents, restricted cash and short-term investments	$1,044,507	$630,902
Accounts receivable, net	397,836	332,020
Inventories	339,533	419,494
Prepaid expenses, deferred income taxes and other current assets	79,352	121,325
Total current assets	1,861,228	1,503,741
Property and equipment, net	401,521	416,241
Long-term investments	40,310	45,628
Goodwill and acquired intangible assets, net	2,323,855	2,427,877
Other non-current assets	123,591	157,107
Total assets	$4,750,505	$4,550,594

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$224,119	$231,135
Accrued liabilities	240,202	241,062
Income taxes payable	37,513	39,132
Deferred income	64,720	69,420
Current portion of capital lease obligations	1,751	2,463
Total current liabilities	568,305	583,212
Capital lease obligations, net of current portion	2,911	4,238
Term loan obligations, long-term portion	187,750	390,750
Other long-term liabilities	160,452	160,875
Total liabilities	919,418	1,139,075

Shareholders’ equity:
Common stock	1,226	1,200
Additional paid-in capital	4,309,512	4,100,659
Accumulated other comprehensive income (loss)	(948)	615
Accumulated deficit	(478,703)	(690,955)
Total shareholders’ equity	3,831,087	3,411,519
Total liabilities and shareholders’ equity	$4,750,505	$4,550,594

Marvell Technology Group Ltd.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	November 1,	October 27,	November 1,	October 27,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income (loss)	$70,946	$(6,436)	$212,252	$(115,720)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	29,136	26,384	85,786	78,804
Stock-based compensation	39,578	55,356	132,431	161,020
Amortization of acquired intangible assets	34,814	37,311	105,049	111,924
Gain from sale of asset under construction	—	—	—	(5,122)
Fair market value adjustment to Intel inventory sold	(3,406)	(26,273)	(14,163)	(103,914)
Interest expense related to supply contract	—	1,645	—	4,668
Excess tax benefits from stock-based compensation	138	(65)	(356)	(300)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in acquisitions:
Restricted cash	—	—	(24,500)	—
Accounts receivable	72,810	(28,230)	(65,816)	(56,932)
Inventories	(7,477)	(70,086)	95,850	(158,834)
Prepaid expenses and other assets	19,037	45,531	61,847	99,523
Accounts payable	(11,882)	(53,441)	(6,004)	(31,107)
Accrued liabilities and other	10,306	19,945	(23,693)	(6,254)
Accrued employee compensation	7,664	9,642	17,659	10,497
Income taxes payable	(5,914)	(8,120)	(100)	(4,192)
Deferred income	2,715	21,515	(4,700)	29,833
Net cash provided by operating activities	258,465	24,678	571,542	13,894
Cash flows from investing activities:
Cash paid in acquisitions, net	—	—	—	(7,141)
Purchases of investments	—	(52,579)	(10,172)	(166,230)
Sales and maturities of short-term and long-term investments	5,388	70,495	29,181	120,516
Acquisition costs	—	(70)	—	(1,208)
Purchases of technology licenses	(1,400)	(2,675)	(2,650)	(19,525)
Purchases of property and equipment	(12,780)	(16,622)	(59,312)	(81,135)
Proceeds from sale of assets under construction	—	—	—	5,122
Net cash used in investing activities	(8,792)	(1,451)	(42,953)	(149,601)
Cash flows from financing activities:
Proceeds from the issuance of common shares	12,797	29,608	80,453	32,289
Principal payments on capital lease and debt obligations	(101,634)	(1,778)	(205,039)	(9,589)
Excess tax benefits from stock-based compensation	(138)	65	356	300
Net cash provided by (used in) financing activities	(88,975)	27,895	(124,230)	23,000
Net increase (decrease) in cash and cash equivalents	160,698	51,122	404,359	(112,707)
Cash and cash equivalents at beginning of period	859,309	404,179	615,648	568,008
Cash and cash equivalents at end of period	$1,020,007	$455,301	$1,020,007	$455,301